Exhibit 99.1

NEWS COPY
FOR IMMEDIATE RELEASE

 INFORMATION CONTACT:
Dee Johnson
 (314) 719-1869

VIASYSTEMS WILL HOST FOURTH QUARTER 2010 RESULTS
CONFERENCE CALL ON FEBRUARY 8, 2011

ST. LOUIS, January 24, 2011 – Viasystems Group, Inc. (NASDAQ:VIAS) expects to release results for the quarter ended December 31, 2010 on Tuesday, February 8, 2011 before the market opens. Management plans to discuss the results of the quarter during a conference call with investors at 2:00 p.m. Eastern Time on February 8, which Viasystems will broadcast live via the Internet.

The live listen-only audio of the conference will be available at http://investor.viasystems.com. Professional investors and analysts are invited to participate in the live call by dialing 877-640-9867 (toll-free) or 914-495-8546.

A telephonic replay of this conference call will be available for one week at
800-642-1687 or 706-645-9291. Replay listeners should enter the conference ID 39497868. The webcast replay will be available at http://investor.viasystems.com for an indefinite period.

About Viasystems

Viasystems Group, Inc. is a technology leader and a worldwide provider of complex multi-layer, printed circuit boards (PCBs) and electro-mechanical solutions (E-M Solutions). Its PCBs serve as the “electronic backbone” of electronic equipment, and its E-M Solutions products and services integrate PCBs and other components into electronic equipment, including metal enclosures, cabinets, racks and sub-racks, backplanes, cable assemblies and busbars. Viasystems’ 14,800 employees around the world serve more than 800 customers in the automotive, industrial and instrumentation, telecom, computer/datacom and military/aerospace markets. For additional information about Viasystems, please visit the Company’s website at www.viasystems.com.